UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 22, 2013

Cleveland BioLabs, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street Buffalo, NY	14203
(Address of Principal Executive Offices)	(Zip Code)

(716) 849-6810
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2013, the Board of Directors (the “Board”) of Cleveland BioLabs, Inc. (the “Company”) expanded the size of the Board from seven to nine members and elected Julia R. Brown and Anthony Principi as directors of the Company to hold such offices until the Company’s 2013 Annual Meeting of Stockholders.

Ms. Brown has held a variety of executive positions over her 40 year career in the pharmaceutical industry. From January 2000 to July 2003, Ms. Brown was Executive Vice President of Amylin Pharmaceuticals, Inc., responsible for commercial operations. She served as Advisor to the CEO until 2008. Prior to joining Amylin, Ms. Brown was Executive Vice President of Dura Pharmaceuticals, Inc. Ms. Brown spent over 25 years with Eli Lilly and Company in progressively more senior roles including Vice President of IVAC Corporation and General Manager of its Vital Signs Division and Vice President of Worldwide Marketing for Hybritech. Ms. Brown is currently a member of the board of directors of Targacept, Inc. and serves as chair of its compensation committee. She is also a member of the board of directors of Biodel Inc. and serves as chair of its compensation committee and is a member of its nominating and governance committee.  Previously, she served on the board of directors of Labopharm, Inc. (acquired by Paladin Labs Inc.) and Tanox, Inc. (acquired by Genentech, Inc.). She is a member of the National Association of Corporate Directors and Women Corporate Directors. Ms. Brown is Vice Chair of Corporate Directors Forum. Ms. Brown is Chair Emerita of the board of trustees of the UC San Diego Foundation and is currently a member of the board of CONNECT, an organization that fosters innovation, entrepreneurship and the formation of new companies in southern California. Ms. Brown is a graduate of Louisiana Tech University where she studied microbiology and biochemistry.

Mr. Principi serves as principal of The Principi Group, a consulting firm. From 2005 through 2010, he was Senior Vice President of Government Relations of Pfizer, Inc.. Prior to joining Pfizer, Inc., Mr. Principi served as Secretary of the U.S. Department of Veterans Affairs from 2001 through 2005. In 2005, he served as the Chairman of the Defense 2005 Base Realignment and Closure Commission. Prior to becoming Secretary of the U.S. Department of Veterans Affairs, Mr. Principi was President of QTC Medical Services Inc. from 1999 through 2001 and Senior Vice President of Lockheed Martin IMS from 1995 through 1996. Prior to joining Lockheed Martin IMS, Mr. Principi was Chief Counsel and Staff Director of the U.S. Senate Armed Services Committee from 1993 through 1994, and was Chief Counsel and Staff Director of the U.S. Senate Committee on Veterans’ Affairs from 1984 through 1988. Mr. Principi serves as a director and member of the corporate governance and compensation and evaluation committees of Mutual of Omaha.  He is also a member of the board of directors of Engility Holdings, Inc. and is a member of its compensation committee and its nominating/corporate governance committee.  Mr. Principi served as Executive Chairman of QTC Management, and was a Director of Perot Systems Corporation. Mr. Principi received a Bachelor of Science from the U.S. Naval Academy and a Juris Doctor from Seton Hall University School of Law.

In connection with their appointments to the Board, each of Ms. Brown and Mr. Principi was granted an option to purchase 15,000 shares of the Company’s common stock.  The options will vest in three equal installments on the first, second and third anniversaries of their appointments to the Board and will accelerate in full upon a change in control of the Company or upon their death, disability or retirement.

There are no transactions between either Ms. Brown or Mr. Principi and the Company required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: April 25, 2013	By: /s/ YAKOV KOGAN Name: Yakov Kogan, Ph.D., M.B.A. Title: Chief Executive Officer